CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam High Yield Fund of our report dated January 16, 2026, relating to the financial statements and financial highlights, which appears in Putnam High Yield Fund’s Annual Report on Form N-CSR for the year ended November 30, 2025. We also consent to the references to us under the headings “Financial highlights”, “FINANCIAL STATEMENTS” and “Auditor” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 20, 2026